Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated October 10, 2023, with respect to the consolidated financial statements of Costco Wholesale Corporation, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Seattle, Washington

January 19, 2024